Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”), dated April 27, 2022 and effective as of the same date, unless otherwise set forth below, is entered into by and between Cannbiorex Pharma Ltd., a UK corporation (the “CBR”) and a wholly owned subsidiary of 180 Life Sciences Corp. (“180 LS”, together with CBR, the “Company”), and Marc Feldmann (“Executive”) (collectively, the Company and Executive are the “Parties”).

WHEREAS, the Company and Executive have entered into an Employment Agreement, dated May 31, 2018, and effective November 6, 2020 (the “Agreement”), concerning the employment of Executive as Chief Executive Officer of CBR;

WHEREAS, the 180LS board of directors approved an increase in compensation to $225,000 per annum on November 16, 2021;

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs on a temporary basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective March 1, 2022, the Base Salary reduced by $225,000 (a 100% reduction) and such amounts (“Accrued Amounts”) shall be accrued until such time as the Board of Directors determines to pay such Accrued Amounts, which the Company expects will not be until it has raised a minimum of $15,000,000 (the “Funding Determination Date”); and

2.	On the Funding Determination Date, the Accrued Amounts shall be paid by the Company.

3.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

4.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

5.	This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

The “Company”	180 Life Sciences Corp.

Date: April 27, 2022	By:	/s/ Ozan Pamir
	Its:	CFO
Printed
	Name:	Ozan Pamir

Cannbiorex Pharma Ltd

	By:	/s/ Ozan Pamir
	Its:	CFO
Printed
	Name:	Ozan Pamir

The “Executive”
Date: April 28, 2022	By:	/s/ Marc Feldmann
Marc Feldmann